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                                                                   EXHIBIT 3(ii)



                       J. C. PENNEY FUNDING CORPORATION

                           (A Delaware Corporation)




                                    BYLAWS

                          As amended to May 19, 1995





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                       J. C. PENNEY FUNDING CORPORATION
                           (A Delaware Corporation)
                                    BYLAWS

                       ________________________________

                                   ARTICLE I
                                    OFFICES

     SECTION 1. Principal Office.  The principal office of J. C. Penney Funding
                ----------------
Corporation (hereinafter called the Corporation) in the State of Delaware shall be at No. 100 West Tenth Street, City of Wilmington, County of New Castle. The name of the resident agent in charge thereof is The Corporation Trust Company.

     SECTION 2. Other Offices.  The Corporation may also have an office or
                -------------
offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

     SECTION 1.  Annual Meetings. The annual meeting of the stockholders for the
                 ---------------
election of directors and for the transaction of such other business as may come before the meeting shall be held at such place in the Borough of Manhattan, City of New York, State of New York, as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of such meeting, on the third Tuesday in May in each year, commencing in the year 1965, if not a legal holiday at the place where such meeting is to be held, and, if a legal holiday, then on the next succeeding business day not a legal holiday. In respect of the annual meeting for any particular year, the Board of Directors may, by resolution adopted not less than sixty days prior to the third Tuesday in May in such year, fix a day or place (either within or without the State of Delaware) for such meeting, different from those fixed in the next preceding sentence of this
Section 1. Notice of any such change in the day or place of such meeting shall be given to each stockholder, in person or by letter mailed to his last known post-office address, at least twenty days before said third Tuesday in May or the day fixed by the Board for such meeting, whichever, shall be the earlier.
If the election of directors shall not be held on the day designated herein or the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

     SECTION 2.  Special Meetings. A special meeting of the stockholders for any
                 ----------------
purpose or purposes, unless otherwise prescribed by the laws of the State of Delaware or by the certificate of incorporation, may be called at any time by the Chairman of the Board or the President or by order of the Board of Directors and must be called by the Secretary if requested in writing by a stockholder or stockholders holding of record at least one-fourth of the outstanding stock of the Corporation entitled to vote at such meeting. Special meetings of stockholders may be held either within or without the State of Delaware.

     SECTION 3.  Notice of Meetings.  Except as otherwise required by the laws
                 ------------------
of the State of Delaware, the certificate of incorporation, or these bylaws, notice of each annual or special meeting of the stockholders shall be given not less than ten days before the day on which the meeting is to be held to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, addressed to him at his post office address last known to the Secretary of the Corporation, or by transmitting notice thereof to him at such address by telegraph, cable, or radio. Except

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where expressly required by the laws of the State of Delaware, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the time and place of the meeting, and in case of a special meeting, shall state briefly the purposes thereof. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, or radio either before or after such meeting. Notice of any adjourned session of a meeting of the stockholders shall not be required to be given, except when expressly required by the laws of the State of Delaware.

     SECTION 4.  List of Stockholders.  It shall be the duty of the Secretary or
                ---------------------
other officer who shall have charge of the stock ledger of the Corporation to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, at the place where such election is to be held for such ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at such election.

     SECTION 5.  Quorum.  At each meeting of the stockholders, the holders of a
                 ------
majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum at any meeting, or any adjourned session thereof, the stockholders of the Corporation present in person or represented by proxy and entitled to vote, by majority vote, or in the absence of all the stockholders, any officer entitled to preside or act as secretary at such meeting may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6.  Organization.  At each meeting of the stockholders, the
                 ------------
Chairman of the Board or in his absence, the President or in his absence, a chairman chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat shall act as chairman; and the Secretary or in his absence, an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 7.  Voting; Proxies; Ballots.  Except as otherwise provided in the
                 ------------------------
laws of the State of Delaware, the certificate of incorporation, or these bylaws, at every meeting of the stockholders, each stockholder of the Corporation shall be entitled to one vote at such meeting in person or by proxy for each share of stock having voting rights registered in his name on the books of the Corporation:

          (1) on the date fixed pursuant to Section 3 of Article VIII of these bylaws as the record date for the determination of stockholders entitled to vote at such meeting; or

          (2) if no such record date shall have been fixed, then at the date and time of such meeting; provided that in such event, no share of stock of the Corporation shall be voted at any election of directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

     Shares of its own stock belonging to the Corporation shall not be voted upon directly or indirectly. The vote of any stockholder entitled thereto may be cast in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by a telegram, cable, or radiogram, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. At all meetings of the stockholders, all questions (except where other provision is made in the laws of the State of Delaware, in the certificate of

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incorporation, or in these bylaws) shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy at such meeting and entitled to vote thereon, a quorum being present. Except where other provision is made in the laws of the State of Delaware, the vote on any question need not be by ballot unless demanded by a stockholder present in person or represented by proxy at any meeting and entitled to vote thereon or so directed by the chairman of the meeting. Upon a demand by any such stockholder, or a direction by the chairman of the meeting for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 8.  Inspectors.  If at any meeting of the stockholders a vote by
                 ----------
ballot shall be taken on any question, the chairman of such meeting shall appoint two inspectors to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall decide upon the qualifications of voters and shall report the number of shares represented at the meeting and entitled to vote on the question, shall conduct and accept the votes, and when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of inspectors shall be in writing and subscribed and delivered by them to the secretary of the meeting. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

                                  ARTICLE III
                              BOARD OF DIRECTORS
     SECTION 1.  General Powers.  The business, property, and affairs of the
                 --------------
Corporation shall be managed by the Board of Directors.

     SECTION 2.  Number, Qualification, and Term of Office.  The number of
                 -----------------------------------------
directors of the Corporation which shall constitute the whole Board of Directors shall be such number, not less than three, as initially shall be determined by the Incorporators of the Corporation and thereafter as from time to time shall be fixed by the Board of Directors, except that when all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders held next after his election and until his successor shall have been duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided.

     SECTION 3.  Election of Directors.  The Incorporators of the Corporation
                 ---------------------
shall elect the initial directors of the Corporation. Thereafter, at each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors. Unless an election by ballot shall be demanded as provided in
Section 7 of Article II of these bylaws, election of directors may be conducted in any manner approved at such meeting.

     SECTION 4.  Quorum and Manner of Acting.  A majority of the directors at
                 ---------------------------
the time in office shall constitute a quorum for the transaction of business at any meeting, which in no case shall be less than two directors, except that when a board of one director is authorized under the provisions of the General Corporation Law of the State of Delaware, and such board has been appointed, then one director shall constitute a quorum. Except as otherwise provided in the laws of the State of Delaware or in the certificate of incorporation, and except as otherwise provided in Section 13 of this Article III, Sections 1, 4, and 6 of Article IV, Article V, and Article XV of these bylaws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. In the absence of a quorum at any meeting of the Board, such meeting, unless it be the first meeting of the Board, need not be held, or a

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majority of the directors present thereat or, if no director be present, the
Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

     SECTION 5.  Offices; Place of Meeting. The Board of Directors may hold
                 -------------------------
meetings and have an office or offices at such place or places within or without the State of Delaware as the Board may from time to time determine, and, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof, except where other provision is made in the laws of the State of Delaware, the certificate of incorporation, or these bylaws.

     SECTION 6.  First Meeting.  The Board of Directors shall meet for the
                 -------------
purpose of organization, the election of officers, and the transaction of other business, as soon as practicable following the first and each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

     SECTION 7.  Regular Meetings.  Regular meetings of the Board of Directors
                 ----------------
shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

     SECTION 8.  Special Meetings; Notice. Special meetings of the Board of
                 ------------------------
Directors shall be held whenever called by the Chairman of the Board or the President or by any two of the directors, except that when a board of one director is authorized under the provisions of the General Corporation Law of the State of Delaware, and such board has been appointed, then one director may call a special meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by telegraph, cable, or radio, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, cable, or radio, whether before or after such meeting shall be held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

     SECTION 9.  Organization.  At each meeting of the Board of Directors the
                 ------------
Chairman of the Board or in his absence, the President (if a director) or in the absence of the President (if a director), a director chosen by a majority of the directors present shall act as chairman. The Secretary or in his absence, an Assistant Secretary of the Corporation or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 10.  Order of Business.  At all meetings of the Board of Directors,
                  -----------------
business shall be transacted in the order determined by the Board.

     SECTION 11.  Resignation.  Any director of the Corporation may resign at
                  -----------
any time by giving written notice of his resignation to the Board of Directors or to the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the Chairman of the Board, the President, or the Secretary, or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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     SECTION 12.  Removal of Directors.  Any director may be removed, either
                  --------------------
with or without cause, at anytime, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or if the stockholders shall fail to fill such vacancy, as in these bylaws provided.

     SECTION 13.  Vacancies.  Any vacancy in the Board of Directors caused by
                  ---------
death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining directors then in office (including any director who has submitted a resignation which is to be effective at a future date), although less than a quorum, or by the stockholders of the Corporation at any special meeting called for that purpose, and each director so elected shall hold office until the next annual election of directors and until his successor shall have been duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided.

     SECTION 14.  Remuneration.  Directors and members of any committee may
                  ------------
receive such fixed sum per meeting attended, or such annual sum or sums, as may be determined from time to time by resolution of the Board of Directors. All directors and members of any such committee shall receive their expenses, if any, for attendance at meetings of the Board of Directors or of such committee. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

                                  ARTICLE IV
                                  COMMITTEES

     SECTION 1.  Executive Committee.  The Board of Directors  may, by
                 -------------------
resolution passed by a majority of the whole Board, designate directors of the Corporation in such number as the Board shall see fit, but not less than two, as an Executive Committee which shall have and may exercise, during intervals between meetings of the Board, the Powers of the Board of Directors in the management of the business and affairs of the Corporation (including, without limiting the generality of the foregoing, the powers of the Board of Directors as specified in these bylaws; provided however, that it shall not have power to fill vacancies in its membership, to authorize the issuance of shares of the capital stock of the Corporation, or to make or amend these bylaws), and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors shall designate one of the members of the Executive Committee to be the Chairman of said Committee. Each member of the Executive Committee shall continue to act as such only so long as he shall be a director of the Corporation and only during the pleasure of a majority of the total number of directors of the Corporation at the time in office.

     SECTION 2.  Meetings.  Regular meetings of the Executive Committee, of
                 --------
which no notice shall be necessary, shall be held on such days and at such places, within or without the State Of Delaware, as shall be fixed by resolution adopted by a majority of, and communicated to all, the members of the Executive Committee. Special meetings of said Committee may be called at the request of any member. Notice of each special meeting of said Committee shall be mailed to each member thereof, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by telegraph, cable, or radio, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Subject to the provisions of this Article IV, the Executive Committee, by resolution of a majority of all its members, shall fix its own rules of procedure and keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings shall have been taken.

     SECTION 3.  Quorum and Manner of Acting.   Not less than a majority of the
                 ---------------------------
members of the Executive Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of

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those present at a meeting thereof shall be the act of the Executive Committee.
The directors comprising said Committee shall act only as a committee, and such directors, individually, shall have no power as such.

     SECTION 4.  Vacancies. The Board of Directors, by vote of a majority of the
                 ---------
whole Board, shall have power to fill any vacancy in the Executive Committee due to death, resignation, removal, or any other cause.

     SECTION 5.  Resignation.   Any director may resign from the Executive
                 -----------
Committee at any time by giving written notice of his resignation to the Chairman of the Board, the Chairman of the Executive Committee, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the Chairman of the Board, the Chairman of the Executive Committee, the President, or the Secretary, or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.  Other Committees. The Board of Directors may, by resolution or
                 ----------------
resolutions passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of two or more directors of the Corporation, which shall have and may exercise such powers as the Board of Directors may determine and specify in such resolution or resolutions, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its actions and fix the time and place (whether within or without the State of Delaware) of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE V
                               ACTION BY CONSENT

     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

     Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to the action being taken; provided, however, that such consent in writing may be by less than all such stockholders to the extent specifically permitted by the laws of the State of Delaware.

                                  ARTICLE VI
                                   OFFICERS

     SECTION 1.   Number.  The Principal Officers of the Corporation shall be a
                  ------
Chairman of the Board, who shall be elected from among the members of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and a Controller. In addition there may be such subordinate officers, agents, and employees as may be appointed in accordance with the provisions of Section 3 of this Article VI.
Any two or more offices, except those of President and Secretary, may be held by the same person.

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     SECTION 2.  Election and Term of Office.  The officers of the Corporation,
                 ---------------------------
except such officers as may be appointed in accordance with the provisions of
Section 3 of this Article VI, shall be elected annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article VI, shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided.

     SECTION 3.   Subordinate Officers.  In addition to the principal officers
                  --------------------
enumerated in Section 1 of this Article VI, the Corporation may have such other officers agents, and employees as the Board of Directors may deem necessary, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, the Chairman of the Board, or the President may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents, or employees.

     SECTION 4.  Removal.  Any officer may be removed either with or without
                 -------
cause, by the vote of a majority of the directors present at a special meeting called for the purpose or except in case of any officer elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors.

     SECTION 5.  Resignation.  Any officer may resign at any time by giving
                 -----------
written notice to the Board of Directors or to the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these bylaws for regular election or appointment to such office.

     SECTION 7.  Chairman of the Board.  The Chairman of the Board shall be the
                 ---------------------
chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he is present. He shall have the general supervision of the affairs of the Corporation, and perform all such duties as are incident to his office or as are properly required of him by the Board of Directors or by the Executive Committee. He shall have authority to enter into any contract or execute or deliver any instrument in the name and on behalf of the Corporation, when authorized by the Board of Directors or by the Executive Committee, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, by the Executive Committee, or by these bylaws to some other officer, official, or agent of the Corporation.

     SECTION 8.  The President.  The President shall be the chief operating
                 -------------
officer of the Corporation. Under the supervision of the Chairman of the Board, the President shall be in charge of the operations of the Corporation. In the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board, except that the President, if not a director, shall not act as chairman at a meeting of the Board of Directors. The President shall have authority to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, when authorized by the Board of Directors or by the Executive Committee, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, by the Executive Committee, or by these bylaws to some other officer, official, or agent of the Corporation. In addition, the President shall have such further powers and perform such further duties as may from time to time be assigned to him by the Board of Directors, by the Executive Committee, or by the Chairman of the Board, or as may be prescribed by these bylaws.

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     SECTION 9.  Vice Presidents.  Each Vice President shall have such powers
                 ---------------
and perform such duties as shall, from time to time, be assigned to him by the Board of Directors, by the Executive Committee, by the Chairman of the Board, or by the President.

     SECTION 10.  The Secretary.  The Secretary shall record or cause to be
                  -------------
recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees, if any; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation; shall keep the list of stockholders as required by Section 4 of Article II of these bylaws, which shall include the post office address of each stockholder, and make all proper changes therein, retaining and filing his authority for all such entries; shall see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, by the Executive Committee, by the Chairman of the Board, or by the President.

     SECTION 11.  The Treasurer.  The Treasurer shall have charge and custody
                  -------------
of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws; shall render to the Board of Directors, whenever the Board may require him so to do, and shall present at the annual meeting of the stockholders, if called upon so to do, a report of all his transactions as Treasurer; and in general, shall perform all duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him by the Board of Directors, by the Executive Committee, by the Chairman of the Board, or by the President. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     SECTION 12.  The Controller.  The Controller shall have charge of the books
                  --------------
and records of account of the Corporation; shall keep or cause to be kept, and shall be responsible for the keeping of, correct and adequate records of the assets, liabilities, business, and transactions of the Corporation; shall at all reasonable times exhibit his books and records of account to any director of the Corporation upon application at the office of the Corporation where such books and records are kept; shall be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept by him or under his direction; and in general, shall perform all duties incident to the office of Controller and such other duties as may, from time to time be assigned to him by the Board of Directors, by the Executive Committee, by the Chairman of the Board, or by the President.

     SECTION 13.  Salaries.  The salaries of the officers shall be fixed from
                  --------
time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

                                 ARTICLE VII
                CONTRACTS, CHECKS,  DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1.  Execution of Contracts.  The Board of Directors, except as
                 ----------------------
otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors or by the provisions of these bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     SECTION 2.  Loans. No loan shall be contracted on behalf of the
                 -----
Corporation, and no negotiable papers shall be issued in name, except by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to contract loans or issue negotiable papers may be delegated by any such officer or officers or other person or persons.

     SECTION 3.  Checks, Drafts, etc. All checks, drafts, bills of exchange, and
                 -------------------
other orders for the payment of money, letters of credit, acceptances, obligations, notes, and other evidences of indebtedness, bills of lading, warehouse receipts, and insurance certificates of the Corporation shall be signed or endorsed by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to sign or endorse any such instrument may be delegated by any such officer or officers or other person or persons.

     SECTION 4.  Bank Accounts.  The Board of Directors may from time to time
                 -------------
authorize the opening and maintenance of general and special bank and custodial accounts with such banks, trust companies, and other depositories as it may select. Rules, regulations, and agreements applicable to such accounts may be made, and changed from time to time, by the Board of Directors, including, but without limitation, rules, regulations, and agreements with respect to the use of facsimile and printed signatures. Any of such powers of the Board of Directors with respect to bank and custodial accounts may be delegated by the Board of Directors to any officer or officers or other person or persons as may be designated by the Board of Directors, and if and to the extent authorized by the Board of Directors, any such power may be further delegated by any such officer or officers or other person or persons.

     SECTION 5.  General and Special Bank Accounts.  The Board of Directors may
                 ---------------------------------
from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as it may designate or as may be designated by any officer or officers, agent or agents, or attorney or attorneys of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these bylaws, as it may deem expedient.

                                 ARTICLE VIII
                               BOOKS AND RECORDS

     SECTION 1.  Location.  The books and records of the Corporation may be kept
                 --------
at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors. The original or a duplicate stock ledger containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall be kept at the principal office or place of business of the Corporation in the State of Delaware.

     SECTION 2.  Addresses of Stockholders.  Each stockholder shall designate to
                 -------------------------
the Secretary an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post office address last known to the Secretary.

     SECTION 3.  Closing of Transfer Books; Record Date.  The Board of Directors
                 --------------------------------------
may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding 50 days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or for a period not exceeding 50 days in connection with obtaining the consent of stockholders for any purpose; provided, however, that, in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock of the Corporation, or to give such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                  ARTICLE IX
                      SHARES OF STOCK AND THEIR TRANSFER

     SECTION 1.  Certificates of Stock.  Every owner of stock of the Corporation
                 ---------------------
shall be entitled to have a certificate in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.

     SECTION 2.  Record, etc.  A record shall be kept of the name of the person,
                 -----------
firm, or corporation owning the stock represented by each certificate of stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 3.  Transfer of Stock.  Transfers of shares of the stock of the
                 -----------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

                                  ARTICLE X
                            DIVIDENDS AND RESERVES

     The Board of Directors may, from time to time, determine whether any, and if any, what part of the net profits of the Corporation or of its net assets in excess of its capital, available therefor pursuant to law and to the certificate of incorporation, shall be declared by it as dividends on the stock of the Corporation. The Board of Directors may, in its discretion, in lieu of declaring any such dividend, use and apply any of such net profits or net assets as a reserve for working capital, to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other lawful purpose which it may think conducive to the best interests of the Corporation.

                                  ARTICLE XI
         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

     The Corporation may indemnify, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Article XI or as such laws may be amended from time to time, and shall so indemnify to the full extent required by such laws, any person (and the heirs and legal representatives of such person) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves or served as such with another corporation, partnership, joint venture, trust, or other enterprise at the request of the Corporation or any such constituent corporation.

     Notwithstanding any other provision of this Article XI or the laws of the State of Delaware to the contrary, no such person shall be entitled to indemnification or the advancement of expenses pursuant to this Article XI with respect to any action, suit, or proceeding, or part thereof, brought or made by such person against the Corporation, unless such indemnification or advancement of expenses (i) is due to such person pursuant to the specific provisions of any agreement in writing between such person and the Corporation approved by the Corporation's Board of Directors or (ii) has been approved in writing in advance of the commencement of such action, suit, or proceeding, or part thereof, by or
at the direction of the Corporation's Board of Directors.   Any indemnification
or advancement of expenses pursuant to this Article XI shall only be made in the specific case by a separate determination made (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the Corporation's stockholders, as to entitlement to advancement of expenses and/or indemnification, as the case may be.

                                 ARTICLE XII
                                     SEAL

     The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures "Corporate Seal 1964 Delaware".

                                 ARTICLE XIII
                                  FISCAL YEAR

     The fiscal year of the Corporation shall end at the close of business on the last Saturday in January and shall, in each case, begin at the opening of business on the day next succeeding the last day of the preceding fiscal year.

                                 ARTICLE XIV
                               WAIVER OF NOTICE

     Whenever any notice whatever is required to be given by these bylaws or the certificate of incorporation or the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XV
                                  AMENDMENTS

     All bylaws of the Corporation shall be subject to alteration, amendment, or repeal, in whole or in part, and new bylaws not inconsistent with the laws of the State of Delaware or any provision of the certificate of incorporation may be made, either by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, or by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, provided that in each case notice of the proposed alteration, amendment, or repeal or the proposed new bylaws be included in the notice of such meeting of the Board or of the stockholders, as the case may be.